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                                    FORM 8-K
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



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                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: February 9, 2001

                         Commission File Number 1-13123



                                METALS USA, INC.
             (Exact name of Registrant as Specified in its Charter)



              DELAWARE                                76-0533626
     (State or other jurisdiction                  (I.R.S. Employer
   of incorporation or organization)             Identification Number)


        THREE RIVERWAY, SUITE 600                       77056
              HOUSTON, TEXAS                          (Zip Code)
  (Address of Principal Executive Offices)


       Registrant's telephone number, including area code: (713) 965-0990



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                                METALS USA, INC.

                                    FORM 8-K


ITEM 5.  OTHER EVENTS

Text of Press Release Dated February 8, 2001 -

                  METALS USA ANNOUNCES NEW FINANCING AGREEMENT
                     AND PRELIMINARY FOURTH QUARTER RESULTS

            Metals USA, Inc. (the company), today announced that it has entered into a commitment for a new financing agreement with Bank of America and PNC Bank. The three-year arrangement aggregates $450 million in financing, and replaces the company's existing credit facility and accounts receivable securitization facility. Funding will be available subject to a borrowing base comprised of eligible receivables and inventories. The loan will be secured by the company's receivables, inventories, and property and equipment. Interest on borrowings under the new agreement will represent an immediate savings compared to the current credit facility, with opportunities for additional savings as the company achieves certain financial performance benchmarks. The financing commitment is fully underwritten and led by Bank of America and PNC.

Sharp declines in demand and spot market prices in December converged with an already weak market, adversely affecting the metals industry as a whole. As a result, the company announced that it expects to report a loss of about $.25 to $.28 per share for the fourth quarter 2000. Demand and average realized margins fell below projected levels, with December results in particular far below expectations. To date, first quarter 2001 volumes reflect an improvement over December levels; however, margins continue to be constrained as excess inventories in the industry are reduced. The company does not anticipate a return to profitability until the second quarter of this year, but expects each quarterly period to show continued improvement.

"Our new financing agreement will provide for greater flexibility in terms of borrowing capacity, use of funds, and fewer loan covenants, " said J. Michael Kirksey, president and chief executive officer. "Although we are seeing some improvement in volumes and margins during the beginning of 2001, we will concentrate our focus on cost controls and stringent working capital management. These initiatives, together with lower financing costs afforded by our new credit agreements, will position Metals USA to take advantage of more favorable market conditions in the future," said Kirksey.

Metals USA will host a webcast of its earnings conference call on Wednesday, February 21, 2001 at 1:00PM CST. This free webcast can be accessed online at WWW.METALSUSA.COM (click Investor Information) or at WWW.STREETFUSION.COM. An on-demand replay of the webcast will be available until 8:00 PM CST on March 3, 2001.

Metals USA is the second largest metals processor and distributor in North America, with annualized revenues of $2.0 billion. With a customer base of more than 60,000 companies, Metals USA provides a wide range of products and services in the plates and shapes, flat-rolled, specialty metals and building products markets. For more information visit the company's website at WWW.METALSUSA.COM.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS



(C)   EXHIBITS:

      10.0 Commitment Letter by and among Metals USA, Inc., Bank of America, National Association., and PNC Bank, National Association dated February 8, 2001.

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                                METALS USA, INC.

                                    FORM 8-K

                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, who has signed this report on behalf of the Registrant.


                                         METALS USA, INC.




                                         By: /s/  TERRY L. FREEMAN
                                                  Terry L. Freeman
                                                  Vice President,
Date:  February 8, 2001                           and Chief Accounting Officer

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